Exhibit 99.1
Hercules Offshore Provides Update on Fourth Quarter 2009 Results and Planned Earnings Release Date
HOUSTON, January 26, 2010 — Hercules Offshore, Inc. (Nasdaq: HERO) announced today that it is establishing an allowance for doubtful accounts of approximately $29.8 million as of December 31, 2009, related to a single customer operating one rig in its International Offshore segment. In addition, the results for the fourth quarter will include a non-cash charge of approximately $7.3 million to fully impair the related deferred mobilization and contract preparation costs. This charge is partially offset by a $2.6 million reduction in previously accrued contract related operating costs that are not expected to be settled if the receivable is not collected. The rig remains under contract, the amount owed to the Company is undisputed by the customer and the Company is continuing to rigorously pursue all commercial and legal avenues for collection of its receivable. However, the Company is establishing this allowance based on, among other factors, its recent determination that the credit risk associated with this customer has deteriorated. As a result of this determination and until such time that the credit risk improves, future dayrate from this customer will no longer meet the revenue recognition criteria due to uncertainty surrounding collectability.
Including the impact of the aforementioned items, Hercules Offshore also indicated that it expects fourth quarter revenue to be approximately $173 to $178 million and its operating loss to approximate $43 to $48 million, including approximately $50 million of depreciation and amortization expense. It is important to note the amounts listed are estimated results only and may change as the Company completes its annual audit, which includes, among other things, testing other assets for impairment and liabilities for reasonableness.
Accordingly, to provide more time to finalize year-end financial results, the Company is rescheduling its earnings release date and conference call to discuss fourth quarter and full year 2009 financial results previously scheduled for February 9, 2010, to March 2, 2010. The Company intends to announce the conference call details at a later date.
The Company is also posting on its Web site at www.herculesoffshore.com an updated Fleet Status Report, which contains information for each of the Company’s drilling rigs, including contract dayrate and estimated duration.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s Web site at http://www.sec.gov or the company’s Web site at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. Risks and uncertainties that may affect our actual results include, among other things, oil and natural gas prices and industry expectations about future prices; demand for our rigs and vessels; future utilization rates and dayrates; our ability to enter into and the terms of future contracts and the collection of accounts receivable; sufficiency and availability of financing and compliance with our debt covenants; the impact of governmental laws and regulations; increases in operating expenses; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; labor relations and work stoppages; operating hazards such as severe weather and seas, fires, blowouts, war, terrorism, and inadequate insurance coverage; compliance with or breach of environmental laws; the business impact of newly constructed rigs; the effect of litigation and contingencies; and the inability to carry out our business strategies.
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 30 jackup rigs, 17 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels, and has operations in nine different countries on three continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.
SOURCE: Hercules Offshore, Inc.
CONTACT:
Stephen M. Butz
Vice President Finance and Treasurer
713-350-8315